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As filed with the Securities and Exchange Commission on November 14, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zayo Group Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	26-1398293 (I.R.S. Employer Identification Number)

1805 29th Street, Suite 2050,
Boulder, CO 80301
(303) 381-4683
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Wendy Cassity, Esq.
Senior Vice President, General Counsel & Secretary
Zayo Group Holdings, Inc.
1805 29th Street, Suite 2050,
Boulder, CO 80301
(303) 381-4683
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robyn E. Zolman, Esq.
Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4200
Denver, Colorado 80202
(303) 298-5700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Debt Securities

Purchase Contracts

Warrants

Units(3)

(1)
Because an unspecified amount of securities registered hereby will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

(2)
Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may not be received for any of these securities.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Zayo Group Holdings, Inc.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
PURCHASE CONTRACTS
WARRANTS
UNITS

        We may from time to time offer to sell common stock, preferred stock, debt securities, purchase contracts, warrants or units. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplements may also add, update or change information contained in the prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our common stock is listed on the New York Stock Exchange under the symbol "ZAYO." Any prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement, any documents incorporated by reference herein or therein and any applicable free writing prospectus. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

        We have not authorized any person to provide you with any additional or different information. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell our securities in any jurisdiction where an offer or sale is not permitted.

        You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find Additional Information; Incorporation of Certain Documents by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement (or any document previously incorporated by reference herein or therein) will supersede the information in this prospectus or any accompanying prospectus supplement (or such document previously incorporated by reference herein or therein).

        In this prospectus, except as otherwise indicated or as the context otherwise requires, "Zayo," "we," "our," "our Company" and "us" refer to Zayo Group Holdings, Inc., a Delaware corporation, and all of its subsidiaries. Our primary operating subsidiary is Zayo Group, LLC, a Delaware limited liability company ("ZGL").

PROSPECTUS SUMMARY

        This summary highlights certain information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the risks related to our business and investing in our securities discussed in "Item 1A—Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which is incorporated by reference herein, and the other information and documents incorporated by reference into this prospectus, including our consolidated financial statements and related notes thereto.

 Overview

        We are a large and fast-growing provider of bandwidth infrastructure in the United States, Europe and Canada. Our products and services enable mission-critical, high-bandwidth applications, such as cloud-based computing, video, mobile, social media, machine-to-machine connectivity and other bandwidth-intensive applications. Key products include leased dark fiber, fiber to cellular towers and small cell sites, dedicated wavelength connections, Ethernet, IP connectivity, cloud services and other high-bandwidth offerings. We provide our services over a unique set of dense metro, regional and long-haul fiber networks and through our interconnect-oriented data center facilities. Our fiber networks and data center facilities are critical components of the overall physical network architecture of the Internet and private networks. Our customer base includes some of the largest and most sophisticated consumers of bandwidth infrastructure services, such as wireless service providers; telecommunications service providers; financial services companies; social networking, media and web content companies; education, research and healthcare institutions and governmental agencies. We typically provide our bandwidth infrastructure services for a fixed monthly recurring fee under contracts that vary between one and twenty years in length. We operate our business with a unique focus on capital allocation and financial performance with the ultimate goal of maximizing equity value for our stockholders. Our core values center on partnership, alignment and transparency with our three primary constituent groups—employees, customers and stockholders.

        We are a Delaware corporation formed in 2007. On October 22, 2014, we completed an initial public offering ("IPO") of shares of our common stock, which were listed on the New York Stock Exchange ("NYSE") under the ticker symbol "ZAYO". Prior to the IPO, we were a direct, wholly owned subsidiary of Communications Infrastructure Investments, LLC.

        Our principal executive office is located at 1805 29th Street, Suite 2050, Boulder, CO 80301. Our telephone number is (303) 381-4683.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings/(loss) from continuing operations before income taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount and amortization of debt issuance costs and that portion of rental expense under operating leases that we believe to be a reasonable approximation of interest factor.

		Year Ended June 30,
	Three Months Ended September 30, 2017
		2017	2016		2015		2014		2013
Ratio of earnings to fixed charges	1.37	1.40	n/a	(1)	n/a	(2)	n/a	(3)	n/a	(4)

(1)
For the fiscal year ended June 30, 2016, earnings were insufficient to cover fixed charges by $67.7 million.

(2)
For the fiscal year ended June 30, 2015, earnings were insufficient to cover fixed charges by $164.1 million.

(3)
For the fiscal year ended June 30, 2014, earnings were insufficient to cover fixed charges by $144.3 million.

(4)
For the fiscal year ended June 30, 2013, earnings were insufficient to cover fixed charges by $169.8 million.

RISK FACTORS

        Investing in our securities involves risk. You should review carefully the risks described under "Item 1A—Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which is incorporated by reference herein, as well as the "Risk Factors" section of any applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein, and the other information incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain matters contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any free writing prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should" or "anticipates" or the negatives thereof, other variations thereon, or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to:

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  We have historically generated net losses since our inception and could incur losses in the future.

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  Since our inception, we have used more cash than we have generated from operations, and we may continue to do so.

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  Our revenue is relatively concentrated among a small number of customers, and the loss of any of these customers could significantly harm our business, financial condition, results of operations and cash flows.

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  Future acquisitions are a component of our strategic plan, and will include integration and other risks that could harm our business.

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  We are growing rapidly and may not maintain or efficiently manage our growth.

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  If we fail to hire and retain qualified executives, managers and employees, our operating results could be harmed.

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  We have agreements with customers that are dependent on government funding, which may not be available.

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  Service level agreements in our customer agreements could subject us to liability or the loss of revenue.

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  Any failure of our physical infrastructure or services could lead to significant costs and disruptions.

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  We use franchises, licenses, permits, rights-of-way, conduit leases, fiber agreements and property leases, which could be canceled or not renewed.

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  Our operations, financial performance and liquidity are materially reliant on key suppliers and vendors.

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  We are required to maintain, repair, upgrade and replace our network and our facilities, the cost of which could materially impact our results and our failure to do so could irreparably harm our business.

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  Our debt level could negatively impact our financial condition, results of operations, cash flows and business prospects and could prevent us from fulfilling our obligations under our outstanding indebtedness. In the future, we may incur substantially more indebtedness, which could further increase the risks associated with our leverage.

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  We may not be able to generate enough cash flow to meet our debt obligations.

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  Our debt agreements contain restrictions on our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

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  Our future tax liabilities are not predictable or controllable. If we become subject to increased levels of taxation, our financial condition and operations could be negatively impacted.

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  We cannot assure you whether, when or in what amounts we will be able to use our net operating losses, or when they will be depleted.

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  We may be subject to interest rate risk and increasing interest rates may increase our interest expense.

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  The international operations of our business expose us to risks that could materially and adversely affect the business.

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  We may be vulnerable to security breaches that could disrupt our operations and adversely affect our business and operations.

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  If we are unable to renew collective bargaining agreements on satisfactory terms, or we experience strikes, work stoppages or labor unrest, our business could suffer.

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  Volatility in the equity markets, interest rates or other factors could substantially increase our pension costs.

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  Lapses in disclosure controls and procedures or internal control over financial reporting could materially and adversely affect our operations, profitability or reputation.

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  We could face increased competition from companies in the telecommunications and media industries that currently do not focus on bandwidth infrastructure.

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  Consolidation among companies in the telecommunications and cable television industries could further strengthen our competitors and adversely impact our business.

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  Additional risks described in our filings with the SEC.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms and provisions of our capital stock as provided in our amended and restated certificate of incorporation ("certificate of incorporation") and our amended and restated bylaws ("bylaws"). We also refer you to our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

        Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. On November 13, 2017, the closing price per share of our common stock on the NYSE was $33.99 per share, and there were approximately 158 stockholders of record of our common stock. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in "street name" or persons, partnerships, associates, corporations or other entities in security position listings maintained by depositories.

Common Stock

  Voting Rights

        Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of and removal of directors on our board of directors, and as otherwise provided in our certificate of incorporation, bylaws or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Directors may only be removed for cause by an affirmative vote of 66 2/3% of our common stock.

  Dividend Rights

        Subject to preferences that may be applicable to any then-outstanding shares of our preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. No dividends have been declared or paid on our shares of common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, cash flows, capital requirements and other factors that our board of directors deems relevant. We are a holding company and substantially all of our operations are carried out by our subsidiary, ZGL, and its subsidiaries. ZGL's ability to pay dividends to us is limited by the terms of its credit agreement, which in turn may limit our ability to pay dividends on our common stock.

  Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our common stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

  Other Rights

        Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors to provide for the issuance of up to 50 million shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement and/or other offering material. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any shares of preferred stock.

Exclusive Venue

        Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving our Company will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). In addition, our bylaws provide that any person bringing any action the subject matter of which is subject to the exclusive venue provision in a court other than those specified, will be deemed to have consented to the personal jurisdiction of the courts specified in connection with any action brought to enforce the forum selection clause.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions also give our board of directors the power to discourage acquisitions that some stockholders may favor.

  Undesignated Preferred Stock

        The authorization of undesignated preferred stock in our certificate of incorporation makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

  Classified Board of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, our certificate of incorporation provides that directors may only be removed from our board of directors with cause and by an affirmative vote of 66 2/3% of our common stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

  Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the requirements set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our Company.

  Stockholder Action by Written Consent

        Pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Company's certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

  Special Meetings

        Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer, or our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of proposals or for holders controlling a majority of our capital stock to take any action, including removal of directors.

  Business Combinations with Interested Stockholders

        We have elected not to be governed by the provisions of Section 203 of the DGCL; however, our certificate of incorporation includes similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for three years following the time that such stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, "voting stock" has the meaning given to it in Section 203 of the DGCL.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Pursuant to our certificate of incorporation, the term "interested stockholder" does not include certain entities listed in our certificate of incorporation that at the time of our initial public offering were preferred equity holders of Communications Infrastructure Investments, LLC, of which we were a wholly owned subsidiary prior to our initial public offering (the "Exempt Stockholders"), each of their respective affiliates, and any of their respective direct or indirect transferees and any group to which such persons are a party.

  Amendments

        Any amendments to the foregoing provisions of our certificate of incorporation (other than the designation of preferred stock pursuant to a certificate of designation) require the affirmative vote of at least 66 2/3% of the voting power of all shares of our common stock then outstanding. Our bylaws may be adopted, amended or repealed by (i) our board of directors, or (ii) by the holders of more than 66 2/3% of the voting power of all of the outstanding shares.

Corporate Opportunities

        Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of the Exempt Stockholders, any of their respective affiliates or any director, officer, employee or other representative of an Exempt Stockholder or any of their respective affiliates who is also one of our directors, officers or agents (each, an "Identified Person") has any duty to refrain from (i) engaging in the same or similar business activities or lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. To the fullest extent permitted by law, we have renounced any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and us or any of our affiliates, and in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, himself or herself and for us or our affiliates, such Identified Person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates, shall not be liable to us or our stockholders or our affiliates for breach of any fiduciary duty as a stockholder, director, officer or agent of us solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, himself or herself, or offers or directs such corporate opportunity to another person. These provisions shall not apply to any interest we may have in any corporate opportunity offered to any Identified Person who is one of our officers or directors, if such opportunity is expressly offered to such person solely in his or her capacity as such. No business opportunity will be deemed to be a potential corporate opportunity for us if we are not financially or legally able, nor contractually permitted, to undertake it, if it is not in the line of our business or is of no practical advantage to us, or is one in which we have no interest or reasonable expectancy.

Listing

        Our common stock is listed on the NYSE under the symbol ZAYO.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under the indenture. The indenture will be governed by the Trust Indenture Act. We will set forth the terms of any such debt securities in the applicable prospectus supplement.

        The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See "Where You Can Find Additional Information; Incorporation of Certain Documents by Reference" for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. References below to an "indenture" are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

  Terms of the Debt Securities

        Our debt securities will be the obligations of Zayo Group Holdings, Inc. ("ZGH"). We may issue them in one or more series. Supplemental indentures or authorizing resolutions will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

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  the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

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  the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

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  any collateral securing the performance of our obligations under the debt securities;

  •
  the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

  •
  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

  •
  the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

  •
  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

  •
  the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

  •
  any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

  •
  the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

  •
  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

  •
  whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

  •
  whether the debt securities will be issued in registered or bearer form and the terms of these forms;

  •
  whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

  •
  any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

  •
  if there is more than one Trustee or a different Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities; and

  •
  any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

        The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as "restricted subsidiaries." The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Consolidation, Merger and Sale of Assets

        Unless otherwise described in the applicable prospectus supplement, the indenture will provide that ZGH shall not consolidate with or merge into any other person (in a transaction in which ZGH is not the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of ZGH and its subsidiaries, taken as a whole, in one or more related transactions, to another person, unless:

  (1)
  the person formed by such consolidation or into which ZGH is merged or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the notes and the performance or observance of every covenant of the Indenture on the part of ZGH to be performed or observed and the conversion rights shall be provided for in accordance with the indenture, if applicable, or as otherwise specified pursuant to the indenture, by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the person (if other than ZGH) formed by such consolidation or into which ZGH shall have been merged or by the Person which shall have acquired ZGH's assets;

  (2)
  immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  (3)
  ZGH or such surviving person has delivered to the trustee an officers' certificate (as defined in the Indenture) and an opinion of counsel (as defined in the Indenture), each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        This "Consolidation, Merger and Sale of Assets" covenant will not apply to any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among ZGH and any one or more of its subsidiaries or between or among any one or more of ZGH's subsidiaries.

  Events of Default and Remedies

        Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

  •
  our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

  •
  our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

  •
  our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 90 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); and

  •
  certain events of bankruptcy, insolvency or reorganization occur with respect to us.

        The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

        The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities (other than an event of default relating to events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, then the entire principal amount of all debt securities outstanding, and any accrued interest thereon, will become due and payable automatically without any declaration or other act by the trustee or any holder.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

        We are required to deliver to the trustee annually within 120 days after the end of our fiscal year a statement by two of our officers stating whether or not the signer(s) know of any continuing default by us in performing any of our obligations under the indenture and, if the signer(s) know of such a default, describing such default.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

  •
  an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

  •
  the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to pursue the remedy;

  •
  such holder(s) offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  no written request inconsistent with such written request has been given to the trustee.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to perform any of its duties or exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless it receives indemnity satisfactory to the trustee against any loss, liability or expense which might be incurred by it in compliance with such request.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

  Discharge and Defeasance

        Unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations and thereafter any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities, at any time by ("covenant defeasance"):

  •
  depositing in trust with the trustee money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        Unless otherwise described in the applicable prospectus supplement, the indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by ("legal defeasance"):

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

        In addition, unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

  Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

  Amendment, Supplement and Waiver

        Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

  •
  provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

  •
  create a series and establish its terms;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  add a guarantor in respect of any series of debt securities;

  •
  secure any series of debt securities;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  make any change that would provide additional rights or benefits to holders of any series of debt securities;

  •
  make any change that does not adversely affect the rights of any holder in any material respect;

  •
  conform the provisions of the indenture to the final offering document in respect of any series of debt securities;

  •
  to add or appoint a successor or separate trustee or other agent;

  •
  to provide for the issuance of additional debt securities of any series;

  •
  to comply with the rules of any applicable securities depository;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect; or

  •
  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

        With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a series with the written consent of the holders of at least a majority in principal amount of the debt securities of each series then outstanding affected by the amendment or supplement. In addition, the holders of a majority in principal amount of the debt securities of each series then outstanding affected by the waiver may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

        Without the consent of each holder affected, we and the trustee may not:

  •
  reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest, including defaulted interest;

  •
  reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

  •
  make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

  •
  modify the ranking or priority of the debt securities;

  •
  make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal, premium, if any, and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

  •
  waive a continuing default or event of default in the payment of principal, premium, if any, or interest on the debt securities; or

  •
  make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

        The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

  Concerning the Trustee

        The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

        The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

  No Recourse against Others

        The indenture will provide that a director, officer, employee or stockholder, as such, of ZGH shall not have any liability for any obligations of ZGH under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

  Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP will pass upon the validity of the securities offered by this registration statement, unless otherwise indicated in the applicable prospectus supplement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of Zayo Group Holdings, Inc. and subsidiaries as of June 30, 2017 and 2016, and for each of the fiscal years in the three-year period ended June 30, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Electric Lightwave Parent, Inc. included in Exhibit 99.1 of Zayo Group Holdings, Inc.'s Current Report on Form 8-K/A filed April 7, 2017 and incorporated herein by reference have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy our reports filed with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov. Our SEC filings can also be found by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

  •
  our Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on August 22, 2017;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2017 from our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on September 22, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 7, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on April 7, 2017, July 5, 2017, July 21, 2017, August 22, 2017 (filing containing Item 1.01 only), September 12, 2017, November 7, 2017 and November 14, 2017; and

  •
  the description of our common stock contained or incorporated by reference into our Form 8-A, filed with the SEC on October 14, 2014.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the sale of all the securities covered by this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        All of our reports and corporate governance documents may also be obtained without charge upon request in writing to Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, Attn: Corporate Secretary.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the fees and expenses, other than underwriting discounts and commissions, expected to be incurred by Zayo Group Holdings, Inc. (the "registrant"), in connection with the issuance and distribution of the offered securities. All of the amounts shown are estimates:

SEC Registration Fee	$	*
FINRA Filing Fee		+
Printing Expenses		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Miscellaneous		+
Trustee and Trustee's Counsel Fees and Expenses		+
Transfer Agent Fees and Expenses		+
Rating Agency Fees		+

Total		+

*
Deferred in accordance with Rules 456(b) and 457(r).

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

        We are a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Further subsections of DGCL Section 145 provide that:

          (1)   to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

          (2)   the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

          (3)   the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        As used in this Item 14, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of us, and whether civil, criminal, administrative, investigative or otherwise.

        Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any and all of our officers and directors. Our certificate of incorporation also relieves our directors from monetary damages to us or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

        We have purchased insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as our director or officer.

Item 16.    Exhibits

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.
4.1
Amended and Restated Certificate of Incorporation of Zayo Group Holdings, Inc. (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-8 filed with the SEC on November 4, 2014, File No. 333-199856).
4.2
Amended and Restated Bylaws of Zayo Group Holdings, Inc. (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-8 filed with the SEC on November 4, 2014, File No. 333-199856).
4.3		Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of our Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on October 6, 2014, File No. 333-197215).
4.4	*	Form of Indenture.
4.5	**	Form of Supplemental Indenture.
4.6	**	Form of Certificate of Designations for Preferred Stock.
4.7	**	Form of Warrant Agreement.
4.8	**	Form of Purchase Contract Agreement.
4.9	**	Form of Unit Agreement.
4.10	**	Form of Unit Certificate.
5.1	*	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	*	Computation of Ratio of Earnings to Fixed Charges.
23.1	*	Consent of KPMG LLP.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included in the signature pages of this Registration Statement).
25.1	*	Statement of Eligibility of Trustee.

*
Filed herewith.

**
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

    Provided, however, that:

      Paragraphs (i), (ii), (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  8.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 14, 2017.

By:	/s/ MATT STEINFORT
	Name:	Matt Steinfort
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below, each being a director and/or officer of the registrant, Zayo Group Holdings, Inc., hereby constitutes and appoints Wendy Cassity and Matt Steinfort, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 14, 2017.

Signature	Title

/s/ DAN CARUSO Dan Caruso	Chief Executive Officer and Director (Principal Executive Officer)
/s/ MATT STEINFORT Matt Steinfort	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RICK CONNOR Rick Connor	Director
/s/ PHIL CANFIELD Phil Canfield	Director

Signature	Title

Don Gips	Director
/s/ LINDA ROTTENBERG Linda Rottenberg	Director
/s/ NINA RICHARDSON Nina Richardson	Director
/s/ EMILY WHITE Emily White	Director
/s/ STEVE KAPLAN Steve Kaplan	Director
/s/ CATHY MORRIS Cathy Morris	Director